SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II L.P.

Icahn Partners Master Fund III L.P.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital L.P.

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

On August 10, 2011, certain of the Participants filed with the Securities and Exchange Commission an amendment to the Schedule 13D reporting increased beneficial ownership by such Participants of shares of Forest Laboratories, Inc. common stock. Such amendment to Schedule 13D is available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Dear Fellow Forest Labs Shareholders,

The Forest Labs Annual Meeting will take place tomorrow, Thursday, August 18, 2011 at 10:00 AM EDT. Your vote is important as the company is at a critical juncture and we believe our four director nominees have the necessary independence, objectivity and experience to help fix the problems at Forest Labs. We think change is necessary and crucial for the future success of Forest Labs.

Forest Labs acknowledged the need for change as 2 of the 4 longest tenured directors (Candee and Cohan who have served on the board since 1959 and 1977, respectively) are not standing for reelection. Strangely, both were on the preliminary proxy that Forest Labs filed prior to the start of our campaign to elect our four director nominees. None of the current directors serve on other public company boards, unprecedented for a company the size of Forest Labs. In contrast, two of their three new director nominees have public company board experience. Currently, the average tenure of directors on the powerful Audit, Compensation and Nominating and Governance Committees is 33 years. Again, in contrast, Forest announced just yesterday that they anticipate the three new, independent directors to “serve on key committees.” Furthermore, Forest also announced yesterday that they will “consult at least once per year with leading corporate governance experts.”

All of these actions took place after we started the campaign to elect our four director nominees. We do not believe this is a coincidence. We think sound corporate governance is crucial to a company’s wellbeing and something that requires continuous attention and nurturing, not only in the midst of a contested election. Sound corporate governance certainly requires more attention than an annual consultation with hand-picked experts. For instance, when it really counted, at the board meeting to determine whether to support Mr. Solomon, Mr. Solomon did not take the sound corporate governance action of absenting himself from the meeting instead of sitting there and inhibiting the free expression of ideas.

Why did it take so many years for Forest Labs to wake up? We think shareholders should vote the GOLD card for Denner, Mulligan, Ende and Bebchuk to continue to maintain this sense of urgency and deliver the necessary change to take Forest Labs into the future. If you have already voted the white card, you can still change your vote by now voting the GOLD card.

Sincerely,

The Icahn Group

ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.